Exhibit 1.1

REGENCY CENTERS CORPORATION

AMENDMENT NO. 1 TO THE

EQUITY DISTRIBUTION AGREEMENT

January 6, 2025

BTIG, LLC

65 East 55th Street

New York, NY 10022

Nomura Securities International, Inc.

309 West 49th Street

New York, NY 10019

Nomura Global Financial Products, Inc.

309 West 49th Street

New York, NY 10019

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement dated August 8, 2023 (as amended from time to time, the “Agreement”), among Regency Centers Corporation, a Florida corporation (the “Company”), Regency Centers, L.P., a Delaware limited partnership (the “Partnership”), Nomura Global Financial Products, Inc. (the “Forward Purchaser”), BTIG, LLC (the “Agent”) and Nomura Securities International, Inc. (acting through BTIG, LLC as agent) (the “Forward Seller”). In consideration of the mutual promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Partnership, the Forward Purchaser, the Forward Seller and the Agent hereby agree to enter into this Amendment No. 1 to the Agreement, dated the date hereof (the “Amendment No. 1”), with the purpose of amending certain terms of the Agreement.

SECTION 1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Agreement.

SECTION 2. Amendment of the Agreement.

(a) Section 7(p), Opinions of Counsel for Company, shall be replaced in its entirety as follows:

(p) Opinions of Counsel for Company. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and on each Bring-Down Date, the Company shall cause to be furnished (1) to Agent, the Forward Seller and the Forward Purchaser the written opinions and 10b-5 statement of Latham & Watkins LLP, counsel for the Company, dated the date that the opinions and 10b-5 statement are required to be delivered, in the forms attached hereto as Exhibit G-1, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented and (2) to Agent, the Forward Seller and the Forward Purchaser the written opinion of Foley & Lardner LLP, Florida counsel for the Company, dated the date that the opinion is required to be delivered, in the form attached hereto as Exhibit G-2; provided, however, that in lieu of such opinions and 10b-5 statement for a Bring-Down Date, each such counsel may furnish Agent, the Forward Seller and the Forward Purchaser with a letter to the effect that Agent, the Forward Seller and the Forward Purchaser may rely on a prior opinion and/or 10b-5 statement delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion or 10b-5 statement shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Bring-Down Date).

(b) Section 9(a)(5), Opinions of Counsel for Company, shall be replaced in its entirety as follows:

(5) Opinions of Counsel for Company. Agent, the Forward Seller and the Forward Purchaser shall have received the favorable opinions and 10b-5 statement of Latham & Watkins LLP, counsel for the Company, and the favorable opinion of Foley & Lardner LLP, Florida counsel for the Company, required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinions and 10b-5 statement is required pursuant to Section 7(p).

(c) Section 14, Notices, is revised to replace “with a copy to (which shall not constitute notice) Foley & Lardner, One Independent Drive, Suite 1300, Jacksonville, Florida 32202, Attention: Michael B. Kirwan (facsimile (904) 359-8700)”, with “with a copy to (which shall not constitute notice) Latham & Watkins LLP, 355 South Grand Avenue, Los Angeles, California 90071, (213) 485-1234, Attention: Julian T. H. Kleindorfer and Abigail C. Smith”.

(d) Exhibit G of the Agreement shall be amended by deleting Exhibit G in its entirety and replacing it with Exhibit G-1 and Exhibit G-2 attached hereto.

SECTION 3. Effectiveness. This Amendment No. 1 shall automatically become effective as of the date hereof and all references in the Agreement to “this Agreement” or the like shall refer to the Agreement as further amended hereby.

SECTION 4. Counterparts. This Amendment No. 1 may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument.

SECTION 5. Law; Construction. THIS AMENDMENT NO. 1 AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING OUT OF THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Entire Agreement. This Amendment No. 1 and the Agreement as further amended hereby constitute the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings relating to the subject matter hereof. Except as further amended hereby, all of the terms of the Agreement shall remain in full force and effect and are hereby confirmed in all respects.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Forward Seller, Forward Purchaser, the Agent, the Company and the Partnership in accordance with its terms.

Very truly yours,

REGENCY CENTERS CORPORATION

By:	/s/ Christy McElroy
Name: Christy McElroy
Title: SVP, Capital Markets

REGENCY CENTERS, L.P.

By: Regency Centers Corporation, its general partner

By:	/s/ Christy McElroy
Name: Christy McElroy
Title: SVP, Capital Markets

CONFIRMED AND ACCEPTED, as of the date first above written:

BTIG, LLC, as Agent

By:	/s/ Michael Passaro
	Name:	Michael Passaro
	Title:	Managing Director

Nomura Securities International, Inc. (acting through BTIG, LLC as agent), as Forward Seller

By:	/s/ Jason Eisenhauer
	Name:	Jason Eisenhauer
	Title:	Managing Director

Nomura Global Financial Products, Inc., as Forward Purchaser

By:	/s/ Jeffrey Petillo
	Name:	Jeffrey Petillo
	Title:	Authorized Representative